EXHIBIT 99.1

Broadridge Reports Third Quarter Fiscal 2025 Results
Recurring revenues grew 7%; up 8% constant currency
Diluted EPS rose 15% to $2.05 and Adjusted EPS grew 9% to $2.44
Reaffirming FY’25 guidance of 6-8% Recurring revenue growth constant currency with Adjusted EPS growth at the middle of 8-12% guidance range
NEW YORK, N.Y., May 1, 2025 - Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the third quarter ended March 31, 2025 of its fiscal year 2025. Results compared with the same period last year were as follows:

Summary Financial Results	Third Quarter			Nine Months
Dollars in millions, except per share data	2025	2024	Change	2025	2024	Change

Recurring revenues	$1,204	$1,126	7%	$3,084	$2,896	6%
Constant currency growth (Non-GAAP)			8%			7%
Total revenues	$1,812	$1,726	5%	$4,824	$4,563	6%

Operating income	$345	$303	14%	$690	$576	20%
Margin	19.0%	17.5%		14.3%	12.6%

Adjusted Operating income (Non-GAAP)	$405	$370	10%	$853	$743	15%
Margin (Non-GAAP)	22.4%	21.4%		17.7%	16.3%

Diluted EPS	$2.05	$1.79	15%	$3.93	$3.14	25%
Adjusted EPS (Non-GAAP)	$2.44	$2.23	9%	$5.00	$4.24	18%

Closed sales	$71	$80	(11%)	$174	$185	(6%)

“Broadridge delivered strong third quarter results, including 8% Recurring revenue growth constant currency and 9% Adjusted EPS growth,” said Tim Gokey, Broadridge CEO. “Our continued execution is being driven by the resilience of our business and powerful long-term trends.

“Our ability to deliver strong results in the face of increased market uncertainty highlights the strength and stability of our business model, and Broadridge is well-positioned to deliver another year of steady and consistent growth in fiscal 2025. This includes 6-8% Recurring revenue growth constant currency and Adjusted EPS growth in the middle of our 8-12% guidance range, as well as strong free cash flow,” he continued.

“Our strategy to digitize and democratize governance, simplify and innovate capital markets, and modernize wealth management continues to drive strong results while positioning us for long-term growth. As a result, Broadridge remains on track to deliver on our fiscal year 2024-2026 growth objectives,” Mr. Gokey concluded.

Fiscal Year 2025 Financial Guidance

	FY’25 Guidance	Updates
Recurring revenue growth constant currency (Non-GAAP)	6 - 8%	No Change
Adjusted Operating income margin (Non-GAAP)	~20%	No Change
Adjusted Earnings per share growth (Non-GAAP)	8 - 12%	Middle of range
Closed sales	$240 - $300M	Previously $290 - $330M
Financial Results for Third Quarter Fiscal Year 2025 compared to Third Quarter Fiscal Year 2024
•Total revenues increased 5% to $1,812 million from $1,726 million.
◦Recurring revenues increased $78 million, or 7%, to $1,204 million. Recurring revenue growth constant currency (Non-GAAP) was 8%, driven by organic growth in ICS and GTO and an acquisition in GTO.
◦Event-driven revenues decreased $14 million, or 21%, to $53 million, driven by a lower level of equity proxy contest activity.
◦Distribution revenues increased $22 million, or 4%, to $555 million, driven by the postage rate increase of approximately $32 million which more than offset lower mail volumes.
•Operating income was $345 million, an increase of $42 million, or 14%. Operating income margin increased to 19.0%, compared to 17.5% for the prior year period, primarily due to higher Recurring revenues.
◦Adjusted Operating income was $405 million, an increase of $36 million, or 10%. Adjusted Operating income margin was 22.4% compared to 21.4% for the prior year period. The combination of higher distribution revenue and higher float income negatively impacted margins by 10 basis points.
•Interest expense, net was $31 million, a decrease of $4 million, primarily due to lower average borrowing rates.
•The effective tax rate was 21.8% compared to 19.8% in the prior year period. The change in effective tax rate for the three months ended March 31, 2025 was primarily driven by lower discrete tax benefits, partially offset by a higher excess tax benefit related to equity compensation.
•Net earnings increased 14% to $243 million and Adjusted Net earnings increased 8% to $289 million.
◦Diluted earnings per share increased 15% to $2.05, compared to $1.79 in the prior year period, and
◦Adjusted earnings per share increased 9% to $2.44, compared to $2.23 in the prior year period.
Segment and Other Results for Third Quarter Fiscal Year 2025 compared to Third Quarter Fiscal Year 2024
Investor Communication Solutions (“ICS”)
•Total revenues were $1,348 million, an increase of $46 million, or 4%.
◦Recurring revenues increased $39 million, or 6%, to $740 million. Recurring revenue growth constant currency (Non-GAAP) was 6%, driven by Net New Business and Internal Growth.
◦By product line, Recurring revenue growth and Recurring revenue growth constant currency (Non-GAAP) were as follows:
▪Regulatory rose 6% and 6%, respectively. The positive impact of equity position growth of 15% was partially offset by growth in small or fractional non-revenue positions. Mutual fund/ETF position growth was 6%.
▪Data-driven fund solutions rose 8% and 8%, respectively, driven by growth in our global distribution insights and retirement and workplace products.

▪Issuer rose 2% and 2%, respectively, driven by growth in shareholder engagement solutions.
▪Customer communications rose 5% and 5%, respectively, driven by growth in digital communications and print revenues.
◦Event-driven revenues decreased $14 million, or 21%, to $53 million, driven by a lower level of equity proxy contest activity.
◦Distribution revenues increased $22 million, or 4%, to $555 million, primarily driven by the postage rate increase of approximately $32 million which more than offset lower mail volumes.
•Earnings before income taxes increased by $23 million, or 8%, to $293 million, from higher Recurring revenues. Operating expenses rose 2%, or $24 million, to $1,055 million driven by the impact of the postage rate increase partially offset by the decline in other expenses.
•Pre-tax margins increased to 21.7% from 20.8%.
Global Technology and Operations (“GTO”)
•Recurring revenues were $464 million, an increase of $39 million, or 9%. Recurring revenue growth constant currency (Non-GAAP) was 11%, driven by 6pts from the acquisition of Kyndryl’s Securities Industry Services business (“SIS”) and 5pts of organic growth.
•By product line, Recurring revenue growth and the corresponding Recurring revenue growth constant currency (Non-GAAP) were as follows:
◦Capital Markets rose 9% and 10%, respectively, driven by Internal Growth and revenue from new sales. Internal Growth benefited from higher software term license revenue and higher trading volumes.
◦Wealth and Investment Management rose 10% and 13%, respectively, driven by 15pts from the SIS acquisition. Lower software term license revenues negatively impacted organic growth by 7pts.
•Earnings before income taxes were $70 million, an increase of $17 million, or 32%, as higher revenues more than offset higher expenses, including the impact of the SIS acquisition.
•Pre-tax margins increased to 15.2% from 12.5%.
Other
•Loss before income taxes was $52 million compared to $57 million in the prior year period, primarily due to a decline in interest expense and litigation expense partially offset by severance related restructuring expenses.
Financial Results for the Nine Months Fiscal Year 2025 compared to the Nine Months Fiscal Year 2024
•Total revenues increased 6% to $4,824 million from $4,563 million.
◦Recurring revenues increased $188 million, or 6%, to $3,084 million. Recurring revenue growth constant currency (Non-GAAP) was 7%, driven by organic growth in ICS and GTO and acquisitions in GTO.
◦Event-driven revenues increased $31 million, or 15%, to $240 million, driven by higher volume of mutual fund communications partially offset by a lower level of equity proxy contest activity.
◦Distribution revenues increased $42 million, or 3%, to $1,499 million, driven by the postage rate increase of approximately $85 million partially offset by lower print and mail volumes.
•Operating income was $690 million, an increase of $114 million, or 20%. Operating income margin increased to 14.3%, compared to 12.6% for the prior year period, primarily due to higher Recurring and Event-driven revenues.
◦Adjusted Operating income was $853 million, an increase of $110 million, or 15%. Adjusted Operating income margin was 17.7% compared to 16.3% for the prior year period. The combination of higher distribution revenue and higher float income negatively impacted margins by 10 basis points.
•Interest expense, net was $96 million, a decrease of $9 million, primarily due to lower average borrowing rates.

•The effective tax rate was 20.8% compared to 19.8% in the prior year period. The change in effective tax rate for the nine months ended March 31, 2025 was primarily driven by an increase in pre-tax income relative to total discrete tax benefits. The higher excess tax benefit related to equity compensation was offset by a decrease in other discrete tax benefits.
•Net earnings increased 24% to $465 million and Adjusted Net earnings increased 17% to $592 million.
◦Diluted earnings per share increased 25% to $3.93, compared to $3.14 in the prior year period, and
◦Adjusted earnings per share increased 18% to $5.00, compared to $4.24 in the prior year period.
Segment and Other Results for Nine Months Fiscal Year 2025 compared to Nine Months Fiscal Year 2024
Investor Communication Solutions
•Total revenues were $3,512 million, an increase of $183 million, or 5%.
◦Recurring revenues increased $110 million, or 7%, to $1,773 million. Recurring revenue growth constant currency (Non-GAAP) was 7%, driven by Net New Business and Internal Growth.
◦By product line, Recurring revenue growth and Recurring revenue growth constant currency (Non-GAAP) were as follows:
▪Regulatory rose 6% and 7%, respectively, which included the impact of equity position growth of 13% and mutual fund/ETF position growth of 6%.
▪Data-driven fund solutions rose 8% and 8%, respectively, driven primarily by growth in our global distribution insights and retirement and workplace products.
▪Issuer rose 7% and 7%, respectively, driven by growth in shareholder engagement solutions and disclosure solutions products.
▪Customer communications rose 6% and 6%, respectively, driven by growth in digital communications and print revenues.
◦Event-driven revenues increased $31 million, or 15%, to $240 million, driven by a higher volume of mutual fund communications partially offset by a lower level of equity proxy contest activity.
◦Distribution revenues increased $42 million, or 3%, to $1,499 million, driven by the postage rate increase of approximately $85 million partially offset by lower mail volumes.
•Earnings before income taxes increased by $82 million, or 17%, to $563 million from higher Recurring and Event-driven revenues. Operating expenses rose 4%, or $101 million, to $2,949 million driven by the impact of the postage rate increase and higher volume related expenses.
•Pre-tax margins increased to 16.0% from 14.5%.
Global Technology and Operations
•Recurring revenues were $1,311 million, an increase of $78 million, or 6%. Recurring revenue growth constant currency (Non-GAAP) was 7%, driven by 4pts of organic growth and 3pts from the acquisition of SIS.
•By product line, Recurring revenue growth and the corresponding Recurring revenue growth constant currency (Non-GAAP) were as follows:
◦Capital Markets rose 7% and 7%, respectively, driven by revenue from new sales and Internal Growth. Internal Growth benefited from higher trading volumes.
◦Wealth and Investment Management rose 6% and 7%, respectively, driven by 9pts from the SIS acquisition. Organic growth was negatively impacted by 5pts as a result of the loss of a large client.
•Earnings before income taxes were $167 million, an increase of $41 million, or 33% as higher revenues more than offset higher expenses, including the impact of the SIS acquisition.
•Pre-tax margins increased to 12.8% from 10.2%.

Other
•Loss before income tax increased to $144 million from $140 million in the prior year period, primarily due to higher compensation related expenses, including higher severance, which more than offset a decline in interest expense and litigation expense.
Earnings Conference Call
An analyst conference call will be held today, May 1, 2025 at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the live event and access the slide presentation, visit Broadridge’s Investor Relations website at www.broadridge-ir.com prior to the start of the webcast. To listen to the call, investors may also dial 1-877-328-2502 within the United States and international callers may dial 1-412-317-5419. A replay of the webcast will be available and can be accessed in the same manner as the live webcast at the Broadridge Investor Relations site. Through May 8, 2025, the recording will also be available by dialing 1-877-344-7529 within the United States or 1-412-317-0088 for international callers, using passcode 5545669 for either dial-in number.
Explanation and Reconciliation of the Company’s Use of Non-GAAP Financial Measures
The Company’s results in this press release are presented in accordance with U.S. GAAP except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income, Adjusted Operating income margin, Adjusted Net earnings, Adjusted earnings per share, Free cash flow, and Recurring revenue growth constant currency. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.
The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, and for internal planning and forecasting purposes. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Earnings and Adjusted Earnings Per Share
These Non-GAAP measures are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items the exclusion of which management believes provides insight regarding our ongoing operating performance. Depending on the period presented, these adjusted measures exclude the impact of certain of the following items:
(i) Amortization of Acquired Intangibles and Purchased Intellectual Property, which represent non-cash amortization expenses associated with the Company’s acquisition activities
(ii) Acquisition and Integration Costs, which represent certain transaction and integration costs associated with the Company’s acquisition activities.
(iii) Litigation Settlement Charge, which represents reserves established during the third quarter of fiscal year 2024 related to the settlement of a claim, and
(iv) Restructuring and Other Related Costs, which represent costs associated with the Company’s Corporate Restructuring Initiative to exit and/or realign some of our businesses, streamline the Company’s management structure, reallocate work to lower cost locations, and reduce headcount in deprioritized areas, in addition to other restructuring activities.
We exclude Acquisition and Integration Costs, Litigation Settlement Charge and Restructuring and Other Related Costs from our Adjusted Operating income (as applicable) and other adjusted earnings measures because excluding such information provides us with an understanding of the results from the primary operations of our business and enhances comparability across fiscal reporting periods, as these items are not reflective of our underlying operations or performance.
We also exclude the impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, as these non-cash amounts are significantly impacted by the timing and size of individual acquisitions and do not factor into the Company's capital allocation decisions, management compensation metrics or multi-year objectives. Furthermore, management believes that this adjustment enables better comparison of our results as Amortization of Acquired Intangibles and Purchased Intellectual Property will not recur in future periods once such intangible assets have been fully amortized. Although we exclude Amortization of Acquired Intangibles and Purchased Intellectual Property from our adjusted earnings measures, our management believes that it is important for investors to understand that these intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
Free cash flow
In addition to the Non-GAAP financial measures discussed above, we provide Free cash flow information because we consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated that could be used for dividends, share repurchases, strategic acquisitions, other investments, as well as debt servicing. Free cash flow is a Non-GAAP financial measure and is defined by the Company as Net cash flows provided by operating activities less Capital expenditures as well as Software purchases and capitalized internal use software.
Recurring revenue growth constant currency
As a multi-national company, we are subject to variability of our reported U.S. dollar results due to changes in foreign currency exchange rates. The exclusion of the impact of foreign currency exchange fluctuations from our Recurring revenue growth, or what we refer to as amounts expressed “on a constant currency basis,” is a Non-GAAP measure. We believe that excluding the impact of foreign currency exchange fluctuations from our Recurring revenue growth provides additional information that enables enhanced comparison to prior periods.
Changes in Recurring revenue growth expressed on a constant currency basis are presented excluding the impact of foreign currency exchange fluctuations. To present this information, current period results for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the corresponding period of the comparative year, rather than at the actual average exchange rates in effect during the current fiscal year.
Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be,” “on track,” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2025 Financial Guidance” section and statements about our three-year objectives are forward-looking statements.
These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors described and discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended June 30, 2024 (the “2024 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2024 Annual Report.
These risks include:
•changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge;
•Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms;

•a material security breach or cybersecurity attack affecting the information of Broadridge’s clients;
•declines in participation and activity in the securities markets;
•the failure of Broadridge's key service providers to provide the anticipated levels of service;
•a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services;
•overall market, economic and geopolitical conditions and their impact on the securities markets;
•the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients;
•Broadridge’s failure to keep pace with changes in technology and demands of its clients;
•competitive conditions;
•Broadridge’s ability to attract and retain key personnel; and
•the impact of new acquisitions and divestitures.
There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.
Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.
About Broadridge
Broadridge Financial Solutions (NYSE: BR), a global Fintech leader with over $6 billion in revenues, provides the critical infrastructure that powers investing, corporate governance and communications to enable better financial lives. We deliver technology-driven solutions to banks, broker-dealers, asset and wealth managers and public companies. Broadridge's infrastructure serves as a global communications hub enabling corporate governance by linking thousands of public companies and mutual funds to tens of millions of individual and institutional investors around the world. In addition, Broadridge's technology and operations platforms underpin the daily trading of on average more than U.S. $10 trillion of equities, fixed income and other securities globally. A certified Great Place to Work®, Broadridge is a part of the S&P 500® Index, employing over 14,000 associates in 21 countries. For more information about Broadridge, please visit www.broadridge.com.
Contact Information
Investors
broadridgeir@broadridge.com

Media
Gregg.rosenberg@broadridge.com

Condensed Consolidated Statements of Earnings
(Unaudited)

In millions, except per share amounts	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Revenues	$1,811.7	$1,726.5	$4,823.7	$4,562.5
Operating expenses:
Cost of revenues	1,235.9	1,187.3	3,456.7	3,319.8
Selling, general and administrative expenses	230.9	236.2	677.1	667.0
Total operating expenses	1,466.8	1,423.6	4,133.8	3,986.8
Operating income	344.9	302.9	689.9	575.7
Interest expense, net	(31.1)	(35.3)	(96.1)	(105.1)
Other non-operating income (expenses), net	(2.8)	(0.9)	(6.6)	(3.5)
Earnings before income taxes	310.9	266.7	587.2	467.2
Provision for income taxes	67.8	52.9	121.9	92.3
Net earnings	$243.1	$213.7	$465.3	$374.9

Basic earnings per share	$2.07	$1.81	$3.97	$3.18
Diluted earnings per share	$2.05	$1.79	$3.93	$3.14

Weighted-average shares outstanding:
Basic	117.2	117.8	117.1	117.8
Diluted	118.5	119.4	118.3	119.2

Amounts may not sum due to rounding.

Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except per share amounts	March 31, 2025	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$317.2	$304.4
Accounts receivable, net of allowance for doubtful accounts of $13.0 and $9.7, respectively	1,184.2	1,065.6
Other current assets	164.2	170.9
Total current assets	1,665.5	1,540.9
Property, plant and equipment, net	158.5	162.2
Goodwill	3,478.2	3,469.4
Intangible assets, net	1,306.3	1,307.2
Deferred client conversion and start-up costs	847.4	892.1
Other non-current assets	843.7	870.6
Total assets	$8,299.6	$8,242.4
Liabilities and Stockholders’ Equity
Current liabilities:
Payables and accrued expenses	$1,027.7	$1,194.4
Contract liabilities	236.6	227.4
Total current liabilities	1,264.3	1,421.8
Long-term debt	3,433.6	3,355.1
Deferred taxes	236.9	277.3
Contract liabilities	434.8	469.2
Other non-current liabilities	547.7	550.9
Total liabilities	5,917.3	6,074.2
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 154.5 and 154.5 shares, respectively; outstanding, 117.2 and 116.7 shares, respectively	1.6	1.6
Additional paid-in capital	1,645.1	1,552.5
Retained earnings	3,591.4	3,435.1
Treasury stock, at cost: 37.2 and 37.8 shares, respectively	(2,478.2)	(2,489.2)
Accumulated other comprehensive income (loss)	(377.5)	(331.7)
Total stockholders’ equity	2,382.3	2,168.2
Total liabilities and stockholders’ equity	$8,299.6	$8,242.4

Amounts may not sum due to rounding.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

In millions	Nine Months Ended March 31,
	2025	2024
Cash Flows From Operating Activities
Net earnings	$465.3	$374.9
Adjustments to reconcile net earnings to net cash flows from operating activities:
Depreciation and amortization	97.6	89.6
Amortization of acquired intangibles and purchased intellectual property	146.6	151.4
Amortization of other assets	128.0	116.8
Write-down of long-lived assets and related charges	3.3	14.9
Stock-based compensation expense	57.4	57.1
Deferred income taxes	(37.5)	(62.9)
Other	(12.0)	(29.5)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable, net	(89.5)	(145.9)
Other current assets	7.2	6.1
Payables and accrued expenses	(220.5)	(153.2)
Contract liabilities	39.8	75.7
Other non-current assets	(108.5)	(175.7)
Other non-current liabilities	(5.5)	15.7
Net cash flows from operating activities	471.6	335.2
Cash Flows From Investing Activities
Capital expenditures	(28.2)	(39.6)
Software purchases and capitalized internal use software	(50.3)	(37.0)
Acquisitions, net of cash acquired	(193.5)	—
Other investing activities	(4.2)	—
Net cash flows from investing activities	(276.1)	(76.6)
Cash Flows From Financing Activities
Debt proceeds	920.3	722.7
Debt repayments	(837.3)	(622.7)
Dividends paid	(299.2)	(273.9)
Purchases of Treasury stock	(4.2)	(161.8)
Proceeds from exercise of stock options	51.6	70.5
Other financing activities	(8.7)	(10.0)
Net cash flows from financing activities	(177.5)	(275.1)
Effect of exchange rate changes on Cash and cash equivalents	(5.2)	(0.2)
Net change in Cash and cash equivalents	12.8	(16.7)
Cash and cash equivalents, beginning of period	304.4	252.3
Cash and cash equivalents, end of period	$317.2	$235.6

Amounts may not sum due to rounding.

Segment Results
(Unaudited)

In millions	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Revenues
Investor Communication Solutions	$1,347.5	$1,301.4	$3,512.3	$3,329.6
Global Technology and Operations	464.1	425.1	1,311.4	1,233.0
Total	$1,811.7	$1,726.5	$4,823.7	$4,562.5

Earnings before Income Taxes
Investor Communication Solutions	$292.9	$270.3	$563.5	$481.4
Global Technology and Operations	70.4	53.2	167.5	126.2
Other	(52.4)	(56.9)	(143.8)	(140.4)
Total	$310.9	$266.7	$587.2	$467.2

Pre-tax margins:
Investor Communication Solutions	21.7%	20.8%	16.0%	14.5%
Global Technology and Operations	15.2%	12.5%	12.8%	10.2%

Amortization of acquired intangibles and purchased intellectual property
Investor Communication Solutions	$10.6	$11.4	$33.1	$34.2
Global Technology and Operations	38.3	39.2	113.5	117.1
Total	$48.9	$50.6	$146.6	$151.4

Amounts may not sum due to rounding.

Supplemental Reporting Detail - Additional Product Line Reporting
(Unaudited)

In millions	Three Months Ended March 31,			Nine Months Ended March 31,
	2025	2024	Change	2025	2024	Change
Investor Communication Solutions
Regulatory	$365.0	$344.6	6%	$765.4	$718.7	6%
Data-driven fund solutions	114.8	106.2	8%	337.4	313.3	8%
Issuer	60.5	59.6	2%	127.4	118.7	7%
Customer communications	199.5	190.8	5%	542.8	512.5	6%
Total ICS Recurring revenues	739.8	701.1	6%	1,773.0	1,663.2	7%

Equity and other	31.4	46.0	(32%)	77.2	108.9	(29%)
Mutual funds	21.3	21.1	1%	163.2	100.3	63%
Total ICS Event-driven revenues	52.7	67.0	(21%)	240.3	209.2	15%

Distribution revenues	555.0	533.3	4%	1,499.0	1,457.2	3%

Total ICS Revenues	$1,347.5	$1,301.4	4%	$3,512.3	$3,329.6	5%

Global Technology and Operations
Capital markets	$289.4	$265.8	9%	$829.9	$776.7	7%
Wealth and investment management	174.7	159.3	10%	481.5	456.3	6%
Total GTO Recurring revenues	464.1	425.1	9%	1,311.4	1,233.0	6%

Total Revenues	$1,811.7	$1,726.5	5%	$4,823.7	$4,562.5	6%

Revenues by Type
Recurring revenues	$1,203.9	$1,126.2	7%	$3,084.3	$2,896.2	6%
Event-driven revenues	52.7	67.0	(21%)	240.3	209.2	15%
Distribution revenues	555.0	533.3	4%	1,499.0	1,457.2	3%
Total Revenues	$1,811.7	$1,726.5	5%	$4,823.7	$4,562.5	6%

Amounts may not sum due to rounding.

Select Operating Metrics
(Unaudited)

In millions	Three Months Ended March 31,			Nine Months Ended March 31,
	2025	2024	Change	2025	2024	Change

Closed sales (a)	$71.2	$79.6	(11%)	$174.3	$185.2	(6%)

Record Growth (b)
Equity positions (Stock records)	15%	5%		13%	6%
Mutual fund/ETF positions (Interim records)	6%	(1%)		6%	2%

Internal Trade Growth (c)	14%	11%		13%	13%

Amounts may not sum due to rounding.

(a) Refer to the “Results of Operations” section of Broadridge’s Form 10-Q for a description of Closed sales and its calculation.
(b) Record Growth is comprised of stock record growth and interim record growth. Stock record growth (also referred to as ”SRG” or “equity position growth”) measures the estimated annual change in positions eligible for equity proxy materials. Interim record growth (also referred to as “IRG” or “mutual fund/ETF position growth”) measures the estimated change in mutual fund and exchange traded fund positions eligible for interim communications. These metrics are calculated from equity proxy and mutual fund/ETF position data reported to Broadridge for the same issuers or funds in both the current and prior year periods.
(c) Represents the estimated change in daily average trade volumes for clients whose contracts are linked to trade volumes and who were on Broadridge’s trading platforms in both the current and prior year periods.

Reconciliation of Non-GAAP to GAAP Measures
(Unaudited)

In millions, except per share amounts	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Reconciliation of Adjusted Operating Income
Operating income (GAAP)	$344.9	$302.9	$689.9	$575.7
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	48.9	50.6	146.6	151.4
Acquisition and Integration Costs	6.0	0.8	11.3	1.0
Litigation Settlement Charge	—	8.2	—	8.2
Restructuring and Other Related Costs (a)	5.5	7.0	5.5	7.0
Adjusted Operating income (Non-GAAP)	$405.2	$369.5	$853.3	$743.3
Operating income margin (GAAP)	19.0%	17.5%	14.3%	12.6%
Adjusted Operating income margin (Non-GAAP)	22.4%	21.4%	17.7%	16.3%

Reconciliation of Adjusted Net earnings
Net earnings (GAAP)	$243.1	$213.7	$465.3	$374.9
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	48.9	50.6	146.6	151.4
Acquisition and Integration Costs	6.0	0.8	11.3	1.0
Litigation Settlement Charge	—	8.2	—	8.2
Restructuring and Other Related Costs (a)	5.5	7.0	5.5	7.0
Subtotal of adjustments	60.4	66.6	163.4	167.6
Tax impact of adjustments (b)	(14.6)	(13.5)	(37.1)	(36.5)
Adjusted Net earnings (Non-GAAP)	$288.8	$266.8	$591.5	$506.0

Reconciliation of Adjusted EPS
Diluted earnings per share (GAAP)	$2.05	$1.79	$3.93	$3.14
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	0.41	0.42	1.24	1.27
Acquisition and Integration Costs	0.05	0.01	0.10	0.01
Litigation Settlement Charge	—	0.07	—	0.07
Restructuring and Other Related Costs (a)	0.05	0.06	0.05	0.06
Subtotal of adjustments	0.51	0.56	1.38	1.41
Tax impact of adjustments (b)	(0.12)	(0.11)	(0.31)	(0.31)
Adjusted earnings per share (Non-GAAP)	$2.44	$2.23	$5.00	$4.24
(a) During the third quarter of fiscal year 2025, the Company determined that it plans to close down substantially all operations of a production facility resulting in $5.5 million of severance costs. Actions and associated costs related to the closure are expected to be completed by the end of the second quarter of fiscal year 2026. Costs incurred are not reflected in segment profit and are recorded within Other.
During the third quarter of fiscal year 2024, the Company exited a business resulting in a $7.0 million asset impairment charge in connection with the Corporate Restructuring Initiative.

(b) Calculated using the GAAP effective tax rate, adjusted to exclude $5.2 million and $11.5 million of excess tax benefits associated with stock-based compensation for the three and nine months ended March 31, 2025, respectively, and $3.2 million and $9.5 million for the three and nine months ended March 31, 2024, respectively. For purposes of calculating the Adjusted earnings per share, the same adjustments were made on a per share basis.

	Nine Months Ended March 31,
	2025	2024
Reconciliation of Free cash flow
Net cash flows from operating activities (GAAP)	$471.6	$335.2
Capital expenditures and Software purchases and capitalized internal use software	(78.5)	(76.6)
Free cash flow (Non-GAAP)	$393.2	$258.6

Reconciliation of Recurring Revenue Growth Constant Currency

	Three Months Ended March 31, 2025
Investor Communication Solutions	Regulatory	Data-Driven Fund Solutions	Issuer	Customer Comms.	Total
Recurring revenue growth (GAAP)	6%	8%	2%	5%	6%
Impact of foreign currency exchange	0%	0%	0%	0%	0%
Recurring revenue growth constant currency (Non-GAAP)	6%	8%	2%	5%	6%

	Three Months Ended March 31, 2025
Global Technology and Operations	Capital Markets	Wealth and Investment Management	Total
Recurring revenue growth (GAAP)	9%	10%	9%
Impact of foreign currency exchange	1%	3%	2%
Recurring revenue growth constant currency (Non-GAAP)	10%	13%	11%

Three Months Ended March 31, 2025
Consolidated	Total
Recurring revenue growth (GAAP)	7%
Impact of foreign currency exchange	1%
Recurring revenue growth constant currency (Non-GAAP)	8%

	Nine Months Ended March 31, 2025

Investor Communication Solutions	Regulatory	Data-Driven Fund Solutions	Issuer	Customer Comms.	Total
Recurring revenue growth (GAAP)	6%	8%	7%	6%	7%
Impact of foreign currency exchange	0%	0%	0%	0%	0%
Recurring revenue growth constant currency (Non-GAAP)	7%	8%	7%	6%	7%

	Nine Months Ended March 31, 2025

Global Technology and Operations	Capital Markets	Wealth and Investment Management	Total
Recurring revenue growth (GAAP)	7%	6%	6%
Impact of foreign currency exchange	0%	1%	1%
Recurring revenue growth constant currency (Non-GAAP)	7%	7%	7%

Nine Months Ended March 31, 2025

Consolidated	Total
Recurring revenue growth (GAAP)	6%
Impact of foreign currency exchange	0%
Recurring revenue growth constant currency (Non-GAAP)	7%

Amounts may not sum due to rounding.

Fiscal Year 2025 Guidance
Reconciliation of Non-GAAP to GAAP Measures
Adjusted Earnings Per Share Growth and Adjusted Operating Income Margin
(Unaudited)

FY25 Recurring revenue growth
Impact of foreign currency exchange (a)	0% - 0.5%
Recurring revenue growth constant currency (Non-GAAP)	6 - 8%

FY25 Adjusted Operating income margin (b)
Operating income margin % (GAAP)	~17%
Adjusted Operating income margin % (Non-GAAP)	~20%

FY25 Adjusted earnings per share growth rate (c)
Diluted earnings per share (GAAP)	20 - 25% growth
Adjusted earnings per share (Non-GAAP)	8 - 12% growth

(a) Based on forward rates as of March 2025.
(b) Adjusted Operating income margin guidance (Non-GAAP) is adjusted to exclude the approximately $220 million impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, and Restructuring and Other Related Costs.
(c) Adjusted earnings per share growth guidance (Non-GAAP) is adjusted to exclude the approximately $1.40 per share impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, and Restructuring and Other Related Costs, and is calculated using diluted shares outstanding.